UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 713-646-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 8, 2012, Plains All American Pipeline, L.P. (the “Partnership”) filed a prospectus supplement (the “Prospectus Supplement”) to the prospectus dated October 23, 2012 relating to the issuance and sale from time to time of common units representing limited partner interests in the Partnership (the “Units”) through one or more of the Partnership’s sales agents pursuant to the terms of an equity distribution agreement dated September 13, 2012 (the “September EDA”) between the Partnership and such sales agents. The September EDA was previously filed as an exhibit to a Current Report on Form 8-K that the Partnership filed with the Securities and Exchange Commission on September 13, 2012. The Prospectus Supplement replaces a previous prospectus supplement filed on September 13, 2012 under the Partnership’s Registration Statement on Form S-3 (No. 333-162476).

Legal opinions relating to the Units are filed herewith as Exhibits 5.1 and 8.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.

Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: November 8, 2012	By:	PAA GP LLC, its general partner
	By:	Plains AAP, L.P., its sole member
	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.